Exhibit 5.1

October 19, 2015

Synchrony Financial

777 Long Ridge Road

Stamford, CT 06902

Ladies and Gentlemen:

We have acted as counsel to Synchrony Financial, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-4 filed with the Commission on the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer to exchange up to 705,270,833 shares of common stock (the “Shares”) of Synchrony for outstanding shares of common stock of General Electric Company, a New York corporation.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement; (ii) the prospectus contained in the Registration Statement (the “Prospectus”); (iii) the Amended and Restated Certificate of Incorporation of the Company (which is incorporated by reference to Exhibit 3.2 of Amendment No. 5 to the Registration Statement on Form S-1 filed by Synchrony Financial on July 18, 2014 (No. 333-194528)); (iv) the Amended and Restated Bylaws of the Company (which are incorporated by reference to Exhibit 3.1 of Amendment No. 5 to the Registration Statement on Form S-1 filed by Synchrony Financial on July 18, 2014 (No. 333-194528)); and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, the Shares have been validly issued and are fully paid and non-assessable.

Synchrony Financial

October 19, 2015

The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP